EXHIBIT 23
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-302059) pertaining to the Burr-
Brown Corporation Future Investment Trust of our report dated May 21, 1996, with respect to the financial statements and schedules of the Burr-Brown Corporation Future Investment Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1995.

ERNST & YOUNG LLP

Tucson, Arizona
June 19, 1996